Exhibit 21.1

                       SUBSIDIARIES OF OBJECT DESIGN, INC.


Name                                    Jurisdiction of Incorporation
----                                    -----------------------------
Object Design Security Corporation      Massachusetts
Object Design Japan Co., Ltd.           Japan
Object Design (U.K.) Limited            United Kingdom
Object Design S.A.R.L.                  France
Object Design GmbH                      Germany
Object Design Pty., Ltd                 Australia
Object Design Italia S.R.L.             Italy
Object Design, N.V.                     Belgium
Object Design, B.V.                     Netherlands
